Exhibit 99.1

GI Dynamics, Inc.

Appendix 4C: Quarter ended 30 September 2016

Investor Call to Discuss Quarterly Results and Update on Strategy

4:30 p.m. U.S. ET, 9 November 2016 (8:30 a.m. AEST, 10 November 2016)

BOSTON, Massachusetts, United States, and SYDNEY, Australia – 27 October 2016 AEDT.

GI Dynamics, Inc. (ASX: GID) (the Company), a medical technology company that has developed an innovative device to improve outcomes for patients battling type 2 diabetes and obesity, today released its Appendix 4C — Quarterly Cash Flow Report for the quarter ending 30 September 2016 (the Quarter).

Highlights for the Quarter

●	Continued strategic cost-cutting and restructuring measures, resulting in decreased average monthly cash utilization

●	Previous guidance was given for an average monthly cash burn rate of less than $900k.

●	Our burn in Q3 2016 averaged $866k per month, but includes expenses from July that resulted from one-time restructuring activities.

●	The Company remains focused on its continued compliance in the markets that GI Dynamics serves, and on re-engaging with the FDA in the United States

●	The Company is currently communicating with the FDA with the goal of agreeing to a pathway to achieve regulatory approval in the US.

●	The Company continues to work towards reimbursement in Germany and in the UK

●	Continued clinical data releases:

●	Clinicians working on EndoBarrier studies continue to release strong data in support of EndoBarrier safety and efficacy.

●	German Registry Data released at European diabetes meeting (EASD).

●	Results of a randomized clinical trial in obese diabetic patient and NASH (non-alcoholic fatty liver).

●	Results of a clinical trial in obese insulin resistant adolescents.

●	Therapeutic Goods Administration (TGA) update:

●	TGA cancelled EndoBarrier for noncompliance with conditions of inclusion of the device on the Australian Register of Therapeutic Goods.

●	This action does not constitute a recall, nor does it result from any direct safety concerns associated with the utilization of EndoBarrier.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	355 Congress Street, Boston MA 02210	T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany	T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000	T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc.	Page 2

●	A randomized controlled trial for NASH that has been enrolling for 14-months will be continued in accordance with its clinical study design and approval by local regulatory bodies.

●	Australia, represents ~15% of GI Dynamics revenue in 2015 and 2016.

●	TGA cancellation does not affect the compliance status of EndoBarrier in Europe or with the FDA.

“We are pleased with the progress toward the company’s goals of reducing and stabilizing cash burn and re-establishing important regulatory relationships. Although disappointed that we are no longer able to serve patients and clinicians in Australia, we have decided not to appeal the decision but rather to focus our resources on our efforts in other key geographies”, stated Scott Schorer President & CEO.

“We have addressed and resolved many of the legacy issues at GI Dynamics and are focused on moving this company forward. We will continue to concentrate on building our clinical data portfolio, securing reimbursement in targeted international markets, and working to establish a good working relationship with FDA and other regulatory bodies.”

“We believe that EndoBarrier is safe and effective. Our expanded team of clinicians and dedicated employees are fully committed to making GI Dynamics succeed and delivering on the promise of EndoBarrier.”

Key Financial Information

Appendix 4C, which has been prepared in U.S. dollars under U.S. GAAP, is attached; the results disclosed in Appendix 4C are unaudited. The Company also plans to file its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission and the Australian Securities Exchange on or before 14 November 2016. The Form 10-Q will provide financial statements for the three and nine month periods ended 30 September 2016, along with management’s discussion and analysis of financial condition and results of operations.

As of 30 September 2016, the Company had cash and cash equivalents of $9.7 million, compared to $12.3 million on 30 June 2016. The reduction in the cash and cash equivalents balance is due to net operating cash outflows of $2.6 million for the quarter. Net operating cash outflows for the quarter are primarily comprised of $2.8 million for operating activities and $0.1 million from investing activities, offset by cash provided by financing activities of $0.3 million. This represents a $0.8 million or 24% reduction in net cash utilization from the second quarter of 2016.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	355 Congress Street, Boston MA 02210	T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany	T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000	T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc.	Page 3

Investor Call to Discuss Results and Update on Strategy

The Company will hold a conference call at 4:30 p.m. U.S. EDT on Wednesday, 9 November 2016 (8:30 a.m. AEST on Thursday, 10 November 2016) to discuss the Company’s business outlook and the financial information for the Quarter. Scott Schorer, president and CEO, will host the call.

The Company will address the following topics on the call:

●	Update on cash runway;

●	The Australian Therapeutic Goods Administration actions; and

●	The Company’s corporate strategy, including upcoming milestones.

Accessing the Conference Call via Webcast:

A live webcast of the call will be available on the GI Dynamics website at investor.gidynamics.com. The webcast can be directly accessed at http://edge.media-server.com/m/p/9qve3isu.

Accessing the Conference Call via Telephone:

For those preferring to listen by telephone, please dial in five minutes prior to the start of the call and enter the passcode 9235032.

Dial-in numbers are as follows:

● United States callers please dial toll-free	1 877 797 0688
● Australia callers please dial toll-free	1 800 005 989
● International callers please dial	1 615 247 0187

The webcast will be archived for 30 days following the call on the GI Dynamics website at www.investor.gidynamics.com.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	355 Congress Street, Boston MA 02210	T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany	T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000	T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc.	Page 4

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically delivered device approved for the treatment of type 2 diabetes and obesity. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, excess inventory, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centers offering the EndoBarrier; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the consequences of terminating the ENDO Trial and the possibility that future clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement; risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; risks related to excess inventory; risks related to assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

     Investor & Media Inquiries:

Investor relations	Media relations
United States: Jim Murphy CFO and Company Secretary +1 (781) 357-3281	United States/Europe/Australia: investor@gidynamics.com +1 (781) 357-3250
Australia: David Allen or John Granger Hawkesbury Partners Pty Limited +61 2 9325 9046	United States/Australia: Catie Corcoran WE Buchan +1 (813) 895-4575

www.gidynamics.com

US OFFICE & HEADQUARTERS:	355 Congress Street, Boston MA 02210	T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany	T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000	T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

+Rule 4.7B

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00    Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
GI Dynamics, Inc.

ABN	Quarter ended (“current quarter”)
151 239 388	30 September 2016

Consolidated statement of cash flows		Current quarter	Year to date
			(9 months)
		$’000 USD	$’000 USD
1.	Cash flows from operating activities

1.1	Receipts from customers	86	477

1.2	Payments for:
	(a) research and development	(715)	(1,747)
	(b) product manufacturing and operating costs	(109)	(686)
	(c) advertising and marketing	(26)	(99)
	(d) leased assets	—	(1)
	(e) staff costs	(879)	(4,037)
	(f) administration and corporate costs	(922)	(2,856)

1.3	Dividends received (see note 3)	—	—

1.4	Interest received	9	36

1.5	Interest and other costs of finance paid	—	—

1.6	Income taxes paid	(37)	(56)

1.7	Government grants and tax incentives	—	—

1.8	Other - Expenses not detailed above and changes in working capital	(231)	(1,047)

1.9	Net cash from / (used in) operating activities	(2,824)	(10,016)

2.	Cash flows from investing activities

2.1	Payment to acquire:
	(a) property, plant and equipment	(79)	(79)
	(b) businesses (see item 10)	—	—
	(c) investments	—	—

+ See chapter 19 for defined terms 1 September 2016	Page 1

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows		Current quarter	Year to date
			(9 months)
		$’000 USD	$’000 USD
	(d) intellectual property	—	—
	(e) other non-current assets	—	—

2.2	Proceeds from disposal of:
	(a) property, plant and equipment	—	—
	(b) businesses (see item 10)	—	—
	(c) investments	—	—
	(d) intellectual property	—	—
	(e) other non-current assets	—	4

2.3	Cash flows from loans to other entities	—	—

2.4	Dividends received (see note 3)	—	—

2.5	Other - Standby letter of credit for office lease	—	(150)

2.6	Net cash from / (used in) investing activities	(79)	(225)

3.	Cash flows from financing activities

3.1	Proceeds from issues of shares	—	—

3.2	Proceeds from issue of convertible notes	—	—

3.3	Proceeds from exercise of share options	—	—

3.4	Transaction costs related to issues of shares, convertible notes or options	—	—

3.5	Proceeds from borrowings	307	307

3.6	Repayment of borrowings	(1)	(2)

3.7	Transaction costs related to loans and borrowings	—	—

3.8	Dividends paid	—	—

3.9	Other (provide details if material)	—	—

3.10	Net cash from / (used in) financing activities	306	305

4.	Net increase (decrease) in cash and cash equivalents for the period

4.1	Cash and cash equivalents at beginning of quarter/year to date	12,254	19,590

4.2	Net cash from / (used in) operating activities (item 1.9 above)	(2,824)	(10,016)

4.3	Net cash from / (used in) investing activities (item 2.6 above	(79)	(225)

4.4	Net cash from / (used in) financing activities (item 3.10 above)	306	305

+ See chapter 19 for defined terms 1 September 2016	Page 2

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows		Current quarter	Year to date
			(9 months)
		$’000 USD	$’000 USD

4.5	Effect of movement in exchange rates on cash held	5	8

4.6	Cash and cash equivalents at end of quarter	9,662	9,662

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current Quarter $’000 USD	Previous Quarter $’000 USD

5.1	Bank balances	2,420	2,522

5.2	Call deposits	7,242	9,732

5.3	Bank overdrafts

5.4	Other (provide details)

5.5	Cash and cash equivalents at the end of quarter (should equal item 4.6 above)	9,662	12,254

6.	Payments to directors of the entity and their associates		Current quarter
			$’000 USD

6.1	Aggregate amount of payments to these parties included in item 1.2		93

6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3		—

6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2

	Payments represent directors’ fees paid to non-executive directors ($93) for services provided during the third quarter of 2016.

7.	Payments to related entities of the entity and their associates		Current quarter
			$’000 USD

7.1	Aggregate amount of payments to these parties included in item 1.2		394

7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3		—

7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

	Expenses incurred at wholly-owned subsidiaries of GI Dynamics.

+ See chapter 19 for defined terms 1 September 2016	Page 3

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

8.	Financing facilities available	Total facility amount	Amount drawn
	Add notes as necessary for an	at quarter end	at quarter end
	understanding of the current position	$’000 USD	$’000 USD

8.1	Loan facilities

8.2	Credit standby agreements	150	—

8.3	Other (please specify)

8.4	Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsercured. If any additonal facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

Represents a standby letter of credit in support of the lease at our 25 Hartwell Ave.
Lexington, MA facility.

9.	Estimated cash outflows for next quarter	$’000 USD

9.1	Research and development	(701)

9.2	Product manufacturing and operating costs	(107)

9.3	Advertising and marketing	(25)

9.4	Leased assets	—

9.5	Staff costs	(862)

9.6	Administration and corporate costs	(905)

9.7	Other (provide details if material)	—

9.8	Total estimated cash outflows	(2,600)

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals

10.1	Name of entity	N/A	N/A

10.2	Place of incorporation or registration

10.3	Consideration for acquisition or disposal

10.4	Total net assets

10.5	Nature of business

+ See chapter 19 for defined terms 1 September 2016	Page 4

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 27 October 2016
(Director/Company secretary)

Print name:	James Murphy

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.	If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

+ See chapter 19 for defined terms 1 September 2016	Page 5